                                                                   EXHIBIT 10.15




                         E9-1-1 CLEARINGHOUSE SERVICES

                                   AGREEMENT

                          BETWEEN SCC COMMUNICATIONS,

                                    INC. AND

                             ADVANCED TELCOM GROUP,

                                      INC.







--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

                                     E9-1-1

                                 CLEARINGHOUSE

                                    SERVICES



                                MASTER CONTRACT

                              TERMS AND CONDITIONS

                                   [SCC LOGO]

                               6285 LOOKOUT ROAD
                      BOULDER, COLORADO, U.S.A. 80301-3343
                                 (303) 581-5600

                               TABLE OF CONTENTS

RECITALS .................................................................  4

1.  DEFINITIONS ..........................................................  4
1.1   Services ...........................................................  4
1.2   New Services .......................................................  4
1.3   Add-On Services ....................................................  4
1.4   Modification Order .................................................  5
1.5   Project ............................................................  5
1.6   PSAP ...............................................................  5
1.7   Base Record ........................................................  5
1.8   ATGI Affiliate .....................................................  5
1.9   Subscriber .........................................................  5

2.  STATEMENT OF WORK ....................................................  6
2.1   Responsibilities ...................................................  6
2.2   Project Implementation Plan ........................................  6
2.3   Project Management .................................................  6
2.4   Progress Meetings ..................................................  6
2.5   Training ...........................................................  7
2.6   New Services .......................................................  7
2.7   Add-On Orders ......................................................  7
2.8   Modification Orders ................................................  7
2.9   Letter Of Agency ...................................................  7
2.10  Electronic Exchange ................................................  8
2.11  Uniformity .........................................................  8

3.  ATGI RESPONSIBILITIES ................................................  8

4.  TERM AND TERMINATION .................................................  8
4.1   Term ...............................................................  8
4.2   Termination.........................................................  8
4.3   Orderly Transition .................................................  9


--------------------------------------------------------------------------------
Standard Contract                       1                             05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

5.  PRICE AND PAYMENT .....................................................  9
5.1   Services Fees .......................................................  9
5.2   Audits .............................................................. 10
5.3   Set-Off ............................................................. 11
5.4   Disputed Invoices.................................................... 11
5.5   Taxes ............................................................... 11
5.6   Other Charges ....................................................... 11

6.  LICENSE AND DEVELOPED INFORMATION ..................................... 12
6.1   Licenses ............................................................ 12
6.2   Developed Information - Definitions ................................. 12
6.3   Developed Information - Rights ...................................... 13

7.  SYSTEM SECURITY ....................................................... 13
7.1   SCC and ATGI Data ................................................... 13
7.2   Address Verification ................................................ 13

8.  CONFIDENTIALITY ....................................................... 14
8.1   Confidential Information ............................................ 14
8.2   Employees ........................................................... 14
8.3   Exceptions .......................................................... 14
8.4   Ownership of Confidential Information ............................... 15

9.  WARRANTIES ............................................................ 15
9.1   Warranty By SCC ..................................................... 15
9.2   Warranty By ATGI .................................................... 16
9.3   Exclusion ........................................................... 16

10. INDEMNIFICATION ....................................................... 17
10.1  General Indemnification ............................................. 17
10.2  Intellectual Property Indemnification ............................... 17
10.3  ATGI Immunity ....................................................... 18

11. LIMITATION OF LIABILITY ............................................... 18
11.1  Consequential Damages ............................................... 18

--------------------------------------------------------------------------------
Standard Contract                       2                             05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

11.2  Maximum Liability ........................................................... 18

12. INSURANCE ..................................................................... 19
12.1  Insurance Coverage .......................................................... 19
12.2  Evidence of Coverage ........................................................ 19

13. RECURRING SERVICE ERROR/LIQUIDATED DAMAGES..................................... 19
13.1  Recurring Service Error ..................................................... 19
13.2  Liquidated Damages .......................................................... 19

14. GENERAL PROVISIONS ............................................................ 19
14.1  Advertising and Publicity ................................................... 19
14.2  Assignment .................................................................. 20
14.3  Authority ................................................................... 21
14.4  Company Rules ............................................................... 21
14.5  Escalation Procedures ....................................................... 21
14.6  Force Majeure ............................................................... 21
14.7  Governing Law ............................................................... 21
14.8  Independent Contractors ..................................................... 21
14.9  Joint Work Product .......................................................... 22
14.10 Laws, Regulations, Permits .................................................. 22
14.11 Notices ..................................................................... 22
14.12 Remedies .................................................................... 23
14.13 Non-Waiver .................................................................. 23
14.14 Severability ................................................................ 23
14.15 Binding Effect .............................................................. 23

15. ENTIRE AGREEMENT .............................................................. 24

EXHIBIT A         STATEMENT OF WORK
EXHIBIT B         FEES AND PAYMENT SCHEDULE
EXHIBIT C         MODIFICATION ORDER
EXHIBIT D         ESCALATION PROCEDURES
EXHIBIT E         LETTER OF AGENCY

--------------------------------------------------------------------------------
Standard Contract                       3                             05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

                    CLEARINGSHOUSE SERVICES AGREEMENT BETWEEN
                        SCC COMMUNICATIONS CORP. AND ATGI

         THIS AGREEMENT is made this __ day of May, 1999, (the "Effective Date") between SCC Communications Corporation, ("SCC") a Delaware Corporation, with its principal offices located at 6285 Lookout Road, Boulder, Colorado 80301, and Advanced TelCom Group, Inc. ("ATGI"), a Delaware corporation having its corporate offices located at 100 Stony Point Road, Suite 130, Santa Rosa, California, 95401, who are collectively referred to herein as "the Parties" or individually as "Party."

                                    RECITALS

         WHEREAS, ATGI wishes to procure from SCC the enhanced 9-1-1 data base management services described herein; and

         WHEREAS, SCC wishes to provide such services (defined herein as "Services").

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, SCC and ATGI, (the "Parties"), agree as follows:

                                 1. DEFINITIONS

1.1      SERVICES

         "Services" means the services described in the "Statement of Work" ("SOW"), attached as Exhibit A, which Services are intended to enable ATGI to implement and maintain an E9-1-1 system for all of ATGI's Subscribers (as defined herein). "Services" shall also include those New Services and Add-On Services that are added to this Agreement pursuant to a duly executed Modification Order.

1.2      NEW SERVICES

         "New Service" means those services developed by SCC in its sole discretion which modify, improve or add functionality, of any level, kind or version, to the Services and which are offered to and accepted by ATGI pursuant to subsequent agreement of the Parties.

1.3      ADD-ON SERVICES

         "Add-On Service" means services that are not Services or New Services initially contemplated herein, but which are developed by SCC as a result of ATGI's explicit request for specific modifications, improvements or additional functionality to the Services or New Services

--------------------------------------------------------------------------------
Standard Contract                       4                             05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL
and which are added to same pursuant to subsequent agreement of the Parties.

1.4      MODIFICATION ORDER

         "Modification Order" means a document that, by its formal execution, obligates the Parties with respect to the addition, or modification, of New Services or Add-On Services described in such document. Such Modification Order shall be subject to the terms and conditions hereof, shall be prepared in substantially the same form as that set forth in Exhibit C and shall become effective only when fully executed by the authorized representatives of each Party as evidenced thereon.

1.5      PROJECT

         "Project" means the undertaking of the tasks and duties necessary to implement and provide the Services.

1.6      PSAP

         "PSAP" means Public Safety Answering Point as that phrase is commonly known in the telecommunications industry.

1.7      BASE RECORD

         "Base Record" means a database record that includes the name, address or address equivalent, and the telephone number of a Subscriber.

1.8      ATGI AFFILIATE

          "ATGI Affiliate" means any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with ATGI, as well as any successor to ATGI, whether by change of name, dissolution, merger, consolidation, reorganization or otherwise.

1.9      SUBSCRIBER

          "Subscriber" means each ATGI customer whose address falls within the municipal, county or other jurisdictional boundary served by a PSAP.

--------------------------------------------------------------------------------
Standard Contract                       5                             05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

                             2. STATEMENT OF WORK

2.1      RESPONSIBILITIES

         The Statement of Work attached hereto, incorporated herein and marked as "Exhibit A" is a complete description of the Services. The Parties shall perform their respective duties described therein during the Project. The Parties further agree to jointly develop, and in good faith negotiate, a detailed statement of work for any Add-On Services which shall be appended to and incorporated into the appropriate Modification Order, which itself shall be incorporated into this Agreement. All requests for additional services, conversion of additional records, training, and enhancements shall be coordinated through the Project Managers and handled in accordance with this Agreement. All requests by either Party shall be considered and negotiated in good faith and incorporated into this Agreement if mutually agreed to in writing.

         SCC will, at all times relevant hereto, maintain a sufficient number of employees in its discretion to adequately perform the Services, and if applicable, New Services and Add-On Services.

2.2      PROJECT IMPLEMENTATION PLAN

         A fully detailed Implementation Plan shall be negotiated by the Parties as specified in the SOW, which Implementation Plan shall define the specific tasks, responsibilities, performance dates of each Party, the specific services to be provided, performance requirements, and objectives for the provisioning of the Services according to Exhibit A. Any subsequent changes to the Implementation Plan shall be mutually agreed to in writing.

2.3      PROJECT MANAGEMENT

         SCC and ATGI shall each designate an individual, or individuals as may be changed from time to time, as the Party's respective Project Manager, who will act as the primary interface between the Parties. The Project Managers shall be responsible for insuring the continuity of communications between the Parties as the Project proceeds. The Escalation Procedures contained in "Exhibit D" attached hereto and incorporated herein shall be included as part of the Statement of Work.

2.4      PROGRESS MEETINGS

         On a periodic basis, the Project Managers shall meet in order for the Parties to inform each other of the status of the Project, of each Party's respective tasks and responsibilities, as well as ATGI's future roll-out plans. At ATGI's request, each Party shall provide to the other written status reports on the work being performed. ATGI may elect to forego all or some of such meetings and may direct SCC to provide it with periodic written or oral reports on the status of the Statement of Work.
--------------------------------------------------------------------------------
Standard Contract                       6                             05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

2.5      TRAINING

         In connection with the Implementation Plan described in Exhibit A, SCC shall provide training to ATGI's personnel. The Parties shall subsequently negotiate the dates and times of such training, and unless otherwise agreed, training shall take place in Boulder, Colorado at SCC's offices. If SCC ultimately agrees to provide training at any other location, SCC shall be reimbursed for its costs of travel, which costs shall not exceed the allowances for same as set forth in ATGI's then-current, standard travel policy. Once scheduled, training classes may be canceled by ATGI without penalty upon ten
(10) business days prior written notice to SCC. For cancellations with less than ten (10) business days prior written notice, ATGI shall be liable to SCC for SCC's time and its cost of travel and training materials actually incurred by SCC in preparation for the course only for those costs not otherwise recoverable by SCC.

2.6      NEW SERVICES

         At SCC's sole discretion, New Services will be periodically offered to ATGI by SCC hereunder based on additional products SCC develops, also at SCC's sole discretion. All requests for New Services shall be coordinated through the Project Managers and handled in accordance with the terms of this Agreement.

2.7      ADD-ON ORDERS

         ATGI may request in writing specific modifications or improvements to the Services at any time. SCC shall consider each in good faith and provide to ATGI a quotation to include at a minimum, the description of the Add-On Service, date of availability, proposed implementation schedule, initial charges and/or additional recurring charges, and other fees as are reasonably required. SCC and ATGI shall negotiate in good faith the final terms and an additional statement of work.

2.8      MODIFICATION ORDERS

         If ATGI elects to purchase from SCC New Services or Add-On Services, ATGI will deliver to SCC a completed Modification Order form substantially similar to that which is set forth in Exhibit C. The parties will negotiate in good faith the terms and conditions relating to the provision of such services, which shall include at a minimum: (1) a description of the requested service;
(2) a projected date of its availability; (3) a proposed implementation schedule; (4) the initial non-recurring charges and/or additional recurring charges associated with the service; and (5) any other information deemed appropriate by the Parties. Modification Orders will not be effective or binding upon the parties unless signed by an authorized individual from ATGI.

2.9      LETTER OF AGENCY

         Parties agree that a Letter of Agency ("LOA") has already been executed by the Parties and is attached to this Agreement as Exhibit E, which letter will enable SCC to perform the Services as a limited agent for ATGI. The LOA shall:
(1) not be released by SCC or used except as
--------------------------------------------------------------------------------
Standard Contract                       7                             05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL
authorized by this Agreement; (2) be deemed revoked upon termination of this Agreement or delivery to SCC of written notice of ATGI's election in this regard; and (3) be returned to ATGI upon ATGI's request, upon termination of this Agreement or upon delivery of a revocation notice as described herein.

2.10    ELECTRONIC EXCHANGE

        Except as may otherwise be provided herein, the Parties will use and implement electronic automation procedures to facilitate communication, coordination, maintenance, and management of the Services. In addition, if either party modifies any of the software, protocols, systems, data communications or other crucial aspects which relate to the provision of SCC's Services or New Services, the party initiating such modification shall provide to the other party written notice of such modification not less than ninety
(90) days prior to such modification, and the other party shall have not less than one hundred eighty (180) days to implement the changes necessary to accommodate such modification. Responsibility for payment of any additional costs for the non-initiating Party in order to accommodate such change shall be negotiated by the Parties in good faith.

2.11    UNIFORMITY

        The Services shall not be either province, state, or regionally specific unless it is legally mandated by the legal governing body.

                            3. ATGI RESPONSIBILITIES

        ATGI'S contractual obligations and responsibilities are those stated in this Agreement and its Exhibits, as may be amended by mutual written agreement of the Parties.

                            4. TERM AND TERMINATION

4.1     TERM

        The term of this Agreement shall begin upon the Effective Date as first stated above and continue for a period of three (3) years thereafter unless earlier terminated under the terms of this Agreement ("Initial Term"). Following the Initial Term, the Agreement shall automatically renew for continuous one
(1) year terms unless terminated at the end of a renewal term upon no less than 180 days advance written notification by the terminating Party.

4.2     TERMINATION

        Either party may terminate this Agreement in the event that the other Party is in default under the terms or conditions of this Agreement including, but not limited to, any amendments thereto or any terms and conditions contained in the SOW, any other authorized exhibits or


--------------------------------------------------------------------------------
Standard Contract                       8                             05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

SCC/ATGI                       Confidential                     Page 9 05/14/99
----------------------------------------------------------------------

amendments thereto. The non-defaulting Party shall promptly provide written notice of default to the defaulting Party. Except for a default alleging non-payment, the defaulting Party shall have thirty (30) days from the effective date of the written notice to cure such default or to provide a plan to cure same which plan must be accepted in writing by the non-defaulting Party. For a default for non-payment, the defaulting Party shall have fifteen
(15) days in which to cure such default. If a timely cure is not made as provided herein, then this Agreement may be terminated at the option of the non-defaulting Party.

4.3  ORDERLY TRANSITION

     Upon expiration or proper termination hereof, SCC will cooperate in the orderly transition of the Services to ATGI or its agent and will make reasonable efforts to minimize any disruption of ATGI's E9-1-1 service. At such time, and with respect to the ATGI-relevant data and databases that SCC legally controls hereunder, SCC will deliver to ATGI such data contained in such databases, and other information that is necessary to allow ATGI to be substituted for SCC in this regard; provided, however, that SCC shall not be obligated to do so if such delivery or other performance would violate the confidentiality provisions of this Agreement, result in a breach of contract to which SCC is a party as of the Effective Date hereof, violate any other law or private right, convey to ATGI any intellectual property or other right to which ATGI is otherwise un-entitled hereunder, or otherwise unreasonably subject SCC to civil or criminal prosecution. Such data and information shall include but not be limited to ATGI Results (as defined herein) along with the data needed to perform said Services, all in a readable file or files of reasonable structure and convertible with commercially available software, which data and information shall be current as of the date of such transition.

      If ATGI requests that SCC continue, beyond the effective date of expiration or termination, to provide any portion or all of the Services that SCC would not otherwise be contractually obligated to provide under the terms and conditions of this Agreement, ATGI shall compensate SCC for such Services at the same rate as otherwise would be applicable under this Agreement for such Services for so long as such Services or portions thereof are being provided.


                            5.    PRICE AND PAYMENT

5.1   SERVICES FEES

      The Fee and Payment Schedule, attached hereto, marked as Exhibit B and incorporated herein, sets forth the charges and fees payable by ATGI to SCC for the Services.

      5.1.2 ATGI's OPTION FOR "PRICING ADJUSTMENT."

      ATGI will initially pay the rates pertaining to the MBFs as set forth in Exhibit B based on the number of ATGI's actual Base Records. Unless ATGI exercises its option described herein, ATGI will, for the duration of this Agreement, pay such rates based on the number of ATGI's actual Base Records. If ATGI exercises such option, the MBFs shall be determined in the


-------------------------------------------------------------------------------
Standard Contract                       9                              05/14/99
-------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

SCC/ATGI                    Confidential                      Page 10    5/14/99
--------------------------------------------------------------------------------

manner set forth below.

     At ATGI's sole option, ATGI may invoke a "Pricing Adjustment", as described below, by electing to pay MBFs at the rates set forth in Exhibit B based on the number of ATGI's projected Base Records instead of the number of ATGI's actual Base Records. If ATGI exercises such option, then no later than sixty (60) days prior to the effective date of the Pricing Adjustment, ATGI will provide SCC with ATGI's forecast of ATGI's projected number of Base Records which ATGI expects will exist one (1) year following the Pricing Adjustment. Such forecast shall be in writing and delivered to SCC's Vice President of Sales pursuant to the Notice requirements of this Agreement. ATGI's Projected Base Records shall be reasonable and shall be consistent with ATGI's overall business plans, and SCC shall be given a reasonable opportunity to verify this criteria for reasonableness and consistency.

     If ATGI exercises its option to invoke the Pricing Adjustment, and, if at the end of the fifth (5th) month following the Pricing Adjustment, ATGI's actual Base Records are not equal to or greater than [*] of the number of Projected Base Records, then: (a) ATGI will thereafter pay the MBFs based on the actual number of ATGI's actual Base Records, and (b) ATGI will be invoiced retroactively for the preceding five (5) months in the amount of the difference between the MBFs based on the Projected Base Records and the MBFs based on the actual number of Base Records.

     If ATGI exercises its option to invoke the Pricing Adjustment, and, if at the end of the fifth (5th) month following the Pricing Adjustment, ATGI's actual Base Records are equal to or greater than [*] of the total number of the Projected Base Records, ATGI shall continue to pay the MBFs based on the number of Projected Base Records instead of the number of actual Base Records; provided that if the number of ATGI's actual Base Records exceed ATGI's Projected Base Records, ATGI will pay based on the number of actual Base Records. Regardless of the outcome of the exercise by ATGI of its option, the rate at which ATGI shall be obligated to pay MBFs, after the first (1st) year following the Pricing Adjustment and beyond, will be based on actual Base Records.

5.2  AUDITS

     At its sole expense, SCC shall maintain complete and accurate books and records with respect to the Project and the Services, and said books and records shall be maintained in accordance with generally accepted accounting principles. Each Party shall have the right to audit the books and records of the other that relate specifically to the calculation of the number of Subscribers and related fees. In addition, ATGI shall have the right to audit the books and records of SCC that relate to SCC's data-protection and security obligations hereunder. Such audits may be performed at the premises of the other Party, shall be limited to once per calendar year (except for good cause reasonably demonstrated) and shall only be allowed with not less than fifteen
(15) days advance written notice to the audited Party. Each Party will be responsible for its own costs related to such audits. "Undisputed" invoices, as defined herein, which are not adjusted within eighteen (18) months of the date of such invoice shall be deemed accepted by the Parties, regardless of whether such invoice was included in a prior or subsequent audit.

--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.

-------------------------------------------------------------------------------
Standard Contract                      10                              05/14/99
-------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

SCC/ATGI                           Confidential                          Page 11
--------------------------------------------------------------------------------


5.3  SET-OFF

     All legitimate and reasonable claims for money due or to become due from ATGI shall be subject to deduction or set-off by ATGI by reason of any such amounts due ATGI pursuant to this Agreement; however no set-off or "cross-collateralization" shall be permitted hereunder in connection with amounts that may be in dispute or owed pursuant to any other transaction or agreement between the Parties.

5.4  DISPUTED INVOICES

     In the event of a disputed invoice, ATGI shall notify SCC within twenty
(20) days of the receipt of any such invoice and identify the nature of the dispute or inaccuracy. ATGI shall pay any undisputed amounts set forth in said invoice in accordance with the provisions hereof pertaining to normal payment of invoices. Both parties shall in good faith investigate and attempt to resolve the outstanding disputed amount, and once resolved, any payments owed shall be promptly paid.

5.5  TAXES

     Fees and charges payable hereunder shall not include any sales, use, excise, transaction or other similar taxes levied against or upon the furnishing or receipt of Services. Further, the amounts payable by ATGI hereunder shall not include any federal, state and local taxes, taxes that are based on SCC's net or gross receipts, franchise taxes or other taxes based on SCC's corporate existence or status, personal property taxes on licensed software and taxes that may be due in whole or in part because of any failure by SCC or its agents to file any return or information required by law, rule or regulation. If any sales or other taxes related to SCC's provision of Services are payable or mandated by current or prospective application of law, they shall be separately stated on the monthly invoice to ATGI, and ATGI shall be responsible for paying same in accordance with the terms and conditions set forth in this Section 5 for payment of invoices. ATGI shall reimburse SCC for any penalties or interest actually levied upon SCC with respect to such taxes only if ATGI's acts or omissions solely caused such penalty or interest to be levied.

5.6  OTHER CHARGES

     Charges for miscellaneous services not contemplated herein will be offered to ATGI on a time-and-materials basis using SCC's then-current rates for same. In the event ATGI requests that SCC provide such services, SCC shall first furnish ATGI with an estimate of the amount of such charges (the "Other Charges"), which, upon written agreement of the Parties, may include travel and other related expenses, and shall specify a reasonable "not-to-exceed" billable amount. Billings of Other Charges for the requested services shall not exceed the specified amount without ATGI's prior written approval. Other Charges shall be billed in arrears, after provision of the relevant services, and ATGI shall pay Other Charges within thirty (30) days of ATGI's receipt of invoices related to such services. SCC shall be responsible for the normal, non-fixed costs and fees for acquiring MSAGs ("Master Street Address Guides") in an amount not to


--------------------------------------------------------------------------------
Standard Contract                     11                                05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

SCC/ATGI                     Confidential                      Page 12  5/14/99
----------------------------------------------------------------------

exceed [*] per MSAG, as described in Exhibit A. ATGI shall be responsible for paying the amount, if any, in excess thereof.


                      6.  LICENSE AND DEVELOPED INFORMATION

6.1  LICENSES

     Except as may otherwise be set forth herein or in a fully executed Modification Order, nothing in this Agreement shall be construed to grant ATGI any right, title or interest in or license to any SCC Furnished Technology (as defined herein), SCC hardware or software products or services used in the provision of Services, New Services, any other SCC proprietary information or intellectual property, or SCC-owned Proprietary Rights (as defined herein). Nothing in this Agreement shall be construed to grant SCC any right, title or interest in ATGI Furnished Technology (as defined herein), ATGI proprietary information, intellectual property, any data being provided to SCC by ATGI for use in the provision of Services, New Services, Add-On Services or ATGI-owned Proprietary Rights (as defined herein).

6.2  DEVELOPED INFORMATION - DEFINITIONS

     6.2.1  PROPRIETARY RIGHT

     "Proprietary Right" means any patent, copyright, trade secret, trademark or other intellectual property right that is protected or protectable under the laws of any governmental authority having jurisdiction.

     6.2.2  ATGI FURNISHED TECHNOLOGY

     "ATGI Furnished Technology" means any design, specification, know-how, computer program, computer software, computer hardware, device, technique, algorithm, method, procedure, discovery or invention, whether or not reduced to practice, or enhancement, improvement or derivative works thereof that (1) is protected or protectable under any Proprietary Right, (2) is owned or controlled (by license or otherwise) by ATGI or any of its affiliates, and (3) is furnished or to be furnished by ATGI or any of its affiliates to SCC under this Agreement. ATGI represents that any of its employees or agents who have or may have a right of interest in or to ATGI Furnished Technology have executed proper waivers granting all right, title and interest in same to ATGI.

     6.2.3  SCC FURNISHED TECHNOLOGY

     "SCC Furnished Technology" means any design, specification, know-how, computer program, computer software, computer hardware, device, technique, algorithm, method, procedure, discovery or invention, whether or not reduced to practice, or enhancements, improvements or derivative works thereof that (1) is protected or protectable under any Proprietary Right, (2) is owned or controlled (by license or otherwise) by SCC or any of its affiliates, and (3)
is furnished or to be furnished by SCC or any of its affiliates to ATGI under this Agreement. SCC represents that any of its employees or agents who have or may have a right or interest in or to SCC Furnished Technology, or those who are performing Services hereunder,
--------------------------------------------------------------------------------
Standard Contract                      12                                5/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

SCC/ATGI                    Confidential                        Page 13  5/14/99
--------------------------------------------------------------------------------

have executed appropriate waivers granting all right, title and interest in same to SCC.

     6.2.4 ATGI RESULTS

     "ATGI Results" means any data that: (a) is not data that comprises any or all of the Services, New Services or Add-On Services (as defined herein), and
(b) is not public information, and (c) is not SCC Furnished Technology or the property of any third party, and (d) is ATGI-specific data.

6.3  DEVELOPED INFORMATION - RIGHTS

     6.3.1 ATGI RESERVATION OF RIGHTS

     ATGI reserves all of its right, title and interest in all ATGI Furnished Technology and all Proprietary Rights in same.

     6.3.2 SCC RESERVATION OF RIGHTS

     SCC reserves all of its right, title and interest in all SCC Furnished Technology and all Proprietary Rights in same.

     6.3.3 OWNERSHIP OF ATGI RESULTS

     ATGI will be the exclusive owner of all right, title and interest in the ATGI Results and all Proprietary Rights in same. To the extent permitted under the United States Copyright Act (17 U.S.C. Section 101 et seq. and any successor statutes thereto), the ATGI Results will constitute "works made for hire" and the ownership of such ATGI Results will vest in ATGI at the time they are created. In any event, SCC hereby assigns and transfers, and promises to assign and transfer, to ATGI all SCC's right, title and interest in the ATGI Results and Proprietary Rights thereto.

                               7. SYSTEM SECURITY

7.1  SCC AND ATGI DATA

     SCC and ATGI acknowledge the importance of maintaining the security and integrity of the systems and the data of each Party as a result of their access to those systems and data. In order to protect the data and systems, each Party shall strictly adhere to the nondisclosure and system security policies in the performance of its own tasks and the services related to this Agreement. SCC understands and acknowledges the confidential nature of the ATGI's telephone subscriber information. SCC and its employees shall not disclose data to which it has access under this Agreement to any person or entity without the prior written consent of ATGI except as required in order to fulfill its obligations under this Agreement.

7.2  ADDRESS VERIFICATION

     ATGI acknowledges that SCC may freely use and exchange, according to standard industry practices, Master Street Address Guide ("MSAG") data with other service providers, public safety agencies, etc., in order to establish the proper jurisdiction and call management

-------------------------------------------------------------------------------
Standard Contract                      13                              05/14/99
-------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

SCC/ATGI                          CONFIDENTIAL                           Page 14
--------------------------------------------------------------------------------

services and as necessary for SCC to provide its Services, New Services and Add-On Services without the disclosure of Confidential Information as required under this Agreement.


                              8.   CONFIDENTIALITY

8.1  CONFIDENTIAL INFORMATION

     During the course of this Agreement, either Party may receive or have access to confidential information of the other. "Confidential Information" means any confidential, private, or proprietary information or data disclosed by a Party (the "Disclosing Party") to the other Party (the "Recipient") under or in contemplation of this Agreement which (a) if in tangible form or other media that can be converted to readable form is clearly marked as Confidential, proprietary, or private when disclosed, or (b) if oral, or visual, is identified as Confidential, proprietary, or proprietary on disclosure. The terms "Disclosing Party" and "Recipient" include each Party's corporate affiliates that disclose or receive Confidential Information. The rights and obligations of the Parties shall therefore also inure to such affiliates and may be directly enforced by or against such affiliates. The Recipient acknowledges the economic value of the Disclosing Party's Confidential Information. The Recipient therefore, shall:

     (i) use the Confidential Information only in connection with the Recipient's performance of its obligations or in exercising its rights under this Agreement;

     (ii) restrict disclosure of the Confidential Information to employees of the Recipient and its affiliates with a "need to know" and not disclose it to any other person or entity without the prior written consent of the Disclosing Party;

     (iii) advise those employees who access the Confidential Information of their obligations with respect thereto; and

     (iv) copy the Confidential Information only as necessary for those employees who are entitled to receive it and ensure that all confidentiality notices are reproduced in full on such copies.

8.2  EMPLOYEES

     For the purposes of this Agreement only, "employee" includes third parties retained by the Parties for temporary administration, clerical, or programming support. A "need to know" means that the employee requires the Confidential Information to perform his or her responsibilities in connection with this Agreement.

8.3  EXCEPTIONS

     The obligations of this section shall not apply to any Confidential Information which the Recipient can demonstrate:
--------------------------------------------------------------------------------
Standard Contract                      14                               05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

     (i) is or becomes available to the public through no breach of this or any other agreements;

     (ii) was previously known by the Recipient without any obligation to hold it in confidence;

     (iii) is received from a third party free to disclose such information without restriction;

     (iv) is independently developed by the Recipient without the use of Confidential Information of the Disclosing Party;

     (v) is approved for release by written authorization of the Disclosing Party but only to the extent of such authorization and without any disassembly, reverse engineering, or similar undertaking by Recipient; or

     (vi) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure, and only if the Recipient first notifies the Disclosing Party of the order and permits the Disclosing Party to seek an appropriate protective order.

8.4  OWNERSHIP OF CONFIDENTIAL INFORMATION

     Confidential Information, including permitted copies, shall be deemed the property of the Disclosing Party. The Recipient shall, within twenty (20) days of a written request by the Disclosing Party, return all Confidential Information (or any designated portion thereof) including all copies thereof, to the Disclosing Party or if so directed by the Disclosing Party, destroy such Confidential Information. The Recipient shall also, within ten (10) days of a written request by the Disclosing Party, certify in writing that it has satisfied its obligations under this section. If the Recipient fails to abide by its obligations under this section, the Disclosing Party shall be entitled to immediate injunctive relief in addition to any other rights and remedies available to it at law or in equity.


                                9.   WARRANTIES


9.1  WARRANTY BY SCC

     9.1.1. SCC warrants and represents to ATGI that any support or other services that SCC provides to ATGI under this Agreement shall be provided in accordance with the terms and conditions of this Agreement including that which is set forth in the Performance Metrics outlined in Exhibit A, which support and services shall be provided by personnel who are trained and skilled in the provision of such services and shall be provided in a professional, effective and efficient manner that equals or exceeds the then-current industry standard for such services.

     9.1.2. SCC further warrants that any computer software used in connection with Services, New Services and Add-On Services performed hereunder will: (a) handle date
--------------------------------------------------------------------------------
Standard Contract                      15                               05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

SCC/ATGI                          Confidential                 Page 16  05/14/99
--------------------------------------------------------------------------------

information before, during and after January 1, 2000, including accepting date input, providing date output and performing calculations on dates or portions of dates; (b) function accurately before, during and after January 1, 2000 without change in operations associated with the advent of the new century; (c) respond to two-digit year/date input in a way that resolves the ambiguity as to century in a defined and pre-determined manner; (d) store and provide output of date information in a way that is unambiguous as to century; and (e) recognize the year 2000 as a leap year.

     9.1.3 SCC has all requisite power and authority and all material licenses, permits and other authorizations necessary to own an operate its business and to perform the obligations imposed upon it hereunder and to provide the Services.

     9.1.4 In the event of any breach of the above warranties, and without limiting any other rights of ATGI under this Agreement, SCC agrees that it will, at its sole expense, take appropriate corrective action, including repair or replacement of the system component not meeting such warranty with respect to hardware or software and with respect to personnel and business operations, re-performance of Services or such remedial action as will bring such warranty into compliance.

9.2  WARRANTY BY ATGI

     9.2.1 ATGI warrants that it has all requisite power and authority and all material licenses, permits and other authorizations necessary to own and operate its business and to perform the obligations imposed upon it hereunder.

     9.2.2 ATGI has no knowledge of any existing software viruses contained in the SCC software or other software used in performing the Services that would materially impact ATGI's performance hereunder. If ATGI becomes aware of any such viruses in its software used in connection with its performance hereunder, it will advise SCC in writing immediately. If SCC's performance hereunder is materially and negatively impacted by ATGI's failure to notify SCC in a reasonably timely fashion of its knowledge of such viruses, ATGI shall be responsible for such reasonable and proximate consequences, and SCC shall be excused from responsibility hereunder with respect to those matters proximately affected. Upon learning of such a virus in its software, ATGI shall use its best efforts to remedy it as soon as possible, at no cost to SCC.

9.3  EXCLUSION

     EXCEPT AS EXPRESSLY PROVIDED HEREIN, SCC MAKES NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE SERVICES, NEW SERVICES OR ADD-ON SERVICES PROVIDED BY SCC HEREUNDER. SCC EXPRESSLY DENIES ANY REPRESENTATION OR WARRANTY THAT THE SERVICES OR RELATED SYSTEMS SHALL OPERATE UNINTERRUPTED OR ERROR-FREE.
--------------------------------------------------------------------------------
Standard Contract                      16                               05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

                              10. INDEMNIFICATION

10.1     GENERAL INDEMNIFICATION

         SCC shall indemnify and hold harmless ATGI and its corporate affiliates and the officers, directors, employees, and agents of ATGI and its corporate affiliates, and the successors and assigns of all of the foregoing, against and from any and all actual losses, damages, expenses (including, without limitation, attorneys' fees and costs), claims, suits and liabilities, whether based in contract or tort (including strict liability), to the extent that such losses, damages, expenses, demands, claims, suits and liabilities are legally-imposed, despite the protections that may be available to ATGI and SCC described in Section 10.3 herein below, and that arise out of or in connection with: (1) SCC's negligent or intentional acts or omissions, or those of its employees or agents or subcontractors, (2) the failure of SCC (or its employees or agents or subcontractors) to fully comply with the terms and conditions of this Agreement (including but not limited to each SCC representation and each SCC warranty under this Agreement), or (3) assertions under Worker's Compensation or similar laws made by persons furnished by SCC. ATGI shall promptly notify SCC of any written claim, loss or demand for which SCC is responsible under this Section. If SCC acknowledges in writing the applicability of the indemnification provisions of this Section 10.1 to a claim or action, SCC shall have the right to conduct the defense of such claim or action and all negotiations for settlement or compromise, unless otherwise mutually agreed to in writing by the Parties hereto. However, ATGI, at its own expense, shall have the right to participate in the defense of any such suit or proceeding through counsel of its choosing.

10.2     INTELLECTUAL PROPERTY INDEMNIFICATION

         SCC shall defend, at its sole cost and expense, any claim or action of any kind against ATGI for alleged violation, infringement or misappropriation of any patent, copyright, trade secret or other intellectual property right based on the use of SCC products or services under this Agreement. SCC shall indemnify and hold harmless ATGI and its officers, directors, employees, and agents and their successors and assigns against and from any and all actual losses, liabilities, damages, claims, demands and expenses (including, without limitation, reasonable attorneys' fees) arising out of or related to any such claim or action. If SCC acknowledges in writing the applicability of the indemnification provisions of this Section 10.2 to a claim or action, SCC shall have the right to conduct the defense of any such claim or action and all negotiations for settlement or compromise, unless otherwise mutually agreed to in writing by the Parties hereto. However, ATGI, at its own expense, shall have the right to participate in the defense of any such suit or proceeding through counsel of its choosing.

         If any SCC product used to provide the Services under this Agreement becomes involved in any claim or action described above, or is held to constitute a violation, infringement or misappropriation of a third party's intellectual property rights and the use thereof is enjoined, then SCC shall, at SCC's expense and option:

--------------------------------------------------------------------------------
Standard Contract                       17                            05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

(1) Procure the right to continue using said product so that its use by SCC for ATGI is lawful;

(2) Modify such product so that its use by SCC for ATGI is lawful (provided that such modification does not adversely affect the Services provided); or

(3) Replace such product, at no charge to ATGI, with equally suitable, compatible and functionally equivalent products that lawfully may be used by SCC for ATGI.

10.3     ATGI IMMUNITY

          To the extent permitted by applicable law, SCC shall be entitled to not less than the same benefits and protections afforded by any law, regulation, contract or other applicable rule which extends to ATGI in any form, including but not limited to governmental or other immunity, indemnification or other protection which relates to the provision of emergency 9-1-1 services by ATGI in its capacity as a telecommunications service provider. ATGI acknowledges and agrees that SCC shall be considered ATGI's authorized agent in this regard.

                          11. LIMITATION OF LIABILITY

11.1     CONSEQUENTIAL DAMAGES

         EXCEPT WITH RESPECT TO SCC'S OBLIGATIONS AS SET FORTH IN SECTIONS 10.1 AND 10.2 TO INDEMNIFY ATGI IN CONNECTION WITH THIRD PARTY CLAIMS AND INTELLECTUAL PROPERTY INFRINGEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES, WHETHER BASED UPON LOST GOODWILL, LOST PROFITS, LOSS OF USE OR PERFORMANCE OF ANY PRODUCTS, SERVICES, OR OTHER PROPERTY, LOSS OR IMPAIRMENT OF DATA OR SOFTWARE, OR OTHERWISE, AND WHETHER ARISING OUT OF BREACH OF EXPRESS OR IMPLIED WARRANTY, CONTRACT (INCLUDING THE FURNISHING, PERFORMANCE, OR USE OF ANY HARDWARE, SOFTWARE OR OTHER PRODUCTS, MATERIALS, OR SERVICES PROVIDED PURSUANT TO THIS AGREEMENT OR THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS UNDERTAKEN IN THIS AGREEMENT), TORT, (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN NOTIFIED OF THE
POSSIBILITY OF SUCH DAMAGES OR IF SUCH DAMAGES COULD HAVE BEEN REASONABLY FORESEEN.

11.2     MAXIMUM LIABILITY

          TO THE EXTENT NOT OTHERWISE GOVERNED BY FEDERAL, STATE OR LOCAL LAW, SCC'S ENTIRE LIABILITY FOR ANY CLAIM CONCERNING ITS PERFORMANCE OR NONPERFORMANCE IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE [*]

-----------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


--------------------------------------------------------------------------------
Standard Contract                       18                            05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

[*]
                                 12. INSURANCE

12.1     INSURANCE COVERAGE

         SCC shall maintain during the term of this Agreement: (1) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Work is performed; (2) employer's liability insurance with limits of at least $500,000 for each occurrence; (3) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; (4) Commercial General Liability ("CGL") insurance, including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; (5) Professional Liability or Errors and Omissions insurance in the amount of at least $1,000,000 (one million dollars) for each occurrence; and excess or umbrella liability at a limit of no less than $5,000,000 per occurrence and aggregate in excess of the underlying coverage required above. The CGL, employer liability and automobile liability policies named above shall designate ATGI and its officers, directors and employees (all herein referred to in this clause as "ATGI") as an Additional Insured. All such insurance must be primary and required to respond and pay prior to any other available coverage.

12.2 EVIDENCE OF COVERAGE

         Upon ATGI's request, SCC shall furnish certificates evidencing the foregoing insurance. ATGI shall be notified in writing at least thirty (30) days prior to any cancellation of the policy.

                 13. RECURRING SERVICE ERRORS/LIQUIDATED DAMAGES

13.1 RECURRING SERVICE ERROR

         If any aspect of the Services are deficient on a recurring basis, as such deficiency is defined herein below as a "Recurring Service Error", then upon written notice from ATGI to SCC, SCC shall promptly perform a root cause analysis, in accordance with the escalation procedures contained in this Agreement and in the SOW, to determine the cause of such recurring service errors. A Recurring Service Error is any material non-compliance with the Services which has repeatedly occurred on at least three separate occasions during any consecutive three month period. Within seven (7) days of receiving notice from ATGI of a Recurring Service Error, or upon SCC's own discovery of same, SCC shall provide ATGI with a written copy of its analysis, which shall include an action plan containing a reasonably detailed description of corrective action to be taken by SCC and the date by which such corrective action shall be completed. SCC shall correct such Recurring Service Error within thirty (30) days of its


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


--------------------------------------------------------------------------------
Standard Contract                       19                            05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL
receipt of such notice to the reasonable satisfaction of ATGI in accordance with its action plan. ATGI may elect to immediately terminate this Agreement if SCC fails to cure any Recurring Service Error within said thirty (30) day period.

13.2     LIQUIDATED DAMAGES

         If ATGI elects not to terminate this Agreement as specified herein above, ATGI may instead elect to compel SCC to pay, or credit, ATGI the liquidated damages described herein for each Recurring Service Error. Liquidated damages for each Recurring Service Error shall equal the lesser of: [*] The Parties acknowledge and agree that all amounts payable to ATGI as "liquidated damages" under this Article are liquidated damages and not a penalty and are reasonable and not disproportionate to the presumed damages to ATGI in lost revenues and other damages that would result from a failure by SCC to comply strictly with this Agreement. SCC's payment of liquidated damages under this article shall in no way affect ATGI's right to terminate this Agreement, or any portion hereof or thereof, or to pursue any other rights except that ATGI's election of liquidated damages in this regard shall prohibit ATGI from pursuing any other remedy available to ATGI under this Agreement or applicable law with respect to recovery of damages related to the particular Recurring Service Error for which the liquidated damages were paid.

                             14. GENERAL PROVISIONS

14.1     ADVERTISING AND PUBLICITY

         Except for materials already made public, neither Party shall prepare or distribute any news releases, articles, brochures, speeches, advertisements or other informational releases concerning this Agreement and the activities performed hereunder without the prior written consent of the other Party. Without limiting the generality of the foregoing, neither Party shall publish, use or disclose the other Party's names or marks (or any variations thereof) without the prior written consent of the other Party which consent shall not be unreasonably withheld. ATGI hereby authorizes SCC to utilize ATGI's name as part of SCC's list of customers in connection with SCC's standard service proposals and other marketing materials.

14.2     ASSIGNMENT

         This Agreement shall be binding upon the successors and assigns of both parties, provided, however, that no assignment, delegation or other transfer shall be made by either party without the prior written approval of the other, which approval shall not be unreasonably


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.


--------------------------------------------------------------------------------
Standard Contract                       20                            05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL
withheld. Notwithstanding the foregoing, neither party shall be required to obtain the approval of the other for any assignment, delegation or transfer of this Agreement to an affiliate of such party, involving a purchase of all or substantially all of the assets of such party, or any company with which or into which such party may merge or consolidate.

14.3     AUTHORITY

         Each Party represents to the other that it has full authority to enter into and secure performance of this Agreement and that the person signing this Agreement on behalf of the Party has been properly authorized to enter into this Agreement. Each Party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by all of its terms, conditions, and provisions.

14.4     COMPANY RULES

         SCC's employees and agents shall comply with all of ATGI's security requirements, rules, and regulations provided to SCC while on ATGI's premises, and ATGI's employees shall comply with all of SCC's security requirements, rules, and regulations provided to ATGI while on SCC's premises.

14.5 ESCALATION PROCEDURES

         Any dispute between the Parties under the terms of this Agreement shall be first submitted to the Project Managers for resolution. It is the understanding of both Parties that in the event of a dispute that cannot be resolved by the Project Managers, then it shall be escalated up the levels of management for each Party pursuant to the procedures set forth in Exhibit D.

14.6 FORCE MAJEURE

         Neither Party shall be liable to the other for any delay or failure to perform under this Agreement if the delay or failure to perform is without the fault or negligence of the Party claiming excusable delay and is due to causes beyond the control of said Party, including, but not limited to acts of God, war, acts of the government, fires, floods, epidemics, quarantine restrictions, strikes, labor disputes (including collective bargaining issues), work stoppages, and freight embargoes.

14.7     GOVERNING LAW

         The validity of this Agreement, the construction and enforcement of their terms and the interpretation of the rights and duties of the Parties shall be governed by the laws of the State of Colorado.

14.8     INDEPENDENT CONTRACTORS

         The Parties are performing pursuant to this Agreement only as independent contractors.



--------------------------------------------------------------------------------
Standard Contract                       21                            05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

Each Party has the sole obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed its obligations set forth in this Agreement, except as otherwise provided herein or agreed upon by the Parties. Except as specified in this Agreement, including Exhibit E, nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between SCC and ATGI, and except as expressly provided in Exhibit E, the Letter Of Agency, neither Party shall act or attempt to act or represent itself, directly or by implication, as an agent of the other Party or its affiliates or in any manner assume or create, or attempt to assume or create, any obligations on behalf of, or in the name of, the other Party unless so instructed by the other Party in writing or allowed under this Agreement. Nothing herein is intended or shall be construed to create any partnership or joint venture relationship between the Parties. Neither a Party nor a Party's subcontractor, nor the employees of any of them, shall be deemed for any purpose to be employees of the other Party. Each Party shall be solely responsible for the withholding and payment of all applicable federal, state, and local personal income taxes, social security taxes, unemployment and sickness disability insurance, and other payroll taxes with respect to its own employees.

         SCC acknowledges and agrees that Lucent Technologies and American Management Systems will act as ATGI's agent in the ordering, provisioning, order tracking, order status, order management, service activation, and service fulfillment of the SCC E911 offering. As such, Lucent Technologies and American Management Systems will be required to contact SCC to obtain technical assistance and support in connection with this Agreement. To the extent necessary for Lucent Technologies and American Management Systems to perform such services, SCC consents to the assignment of ATGI's rights and privileges under this Agreement.

14.9     JOINT WORK PRODUCT

         This Agreement is the joint work product of representatives of ATGI and SCC. Accordingly, in the event of ambiguities, no inferences will be drawn or rules of construction applied against either Party, including the Party that drafted the Agreement in its final form.

14.10    LAWS, REGULATIONS, PERMITS

         Each Party shall comply, at its own expense, with all applicable federal, state, county, and local ordinances, regulations, and codes in the performance of its obligations under this Agreement, including procurement of required permits and certificates, the Fair Labor Standards Act, and the Occupational Safety and Health Act for either Party to do business in the U.S.

14.11    NOTICES

         All notices or other communications required or permitted to be given to a Party under this Agreement (other than communications of a technical nature, which shall be delivered to such Party's Project Manager) shall be in writing (unless otherwise specifically provided herein) and delivered or addressed as follows:

--------------------------------------------------------------------------------
Standard Contract                       22                            05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

If to ATGI:                                  If to SCC:

Advanced TelCom Group, Inc.                  SCC Communications Corp.
Attn: Daniel L. Cruz                         Attn: General Counsel
100 Stony Point Road, Suite 130              6285 Lookout Road
Santa Rosa, CA 95401                         Boulder, Colorado 80301

with a copy to:                              with a copy to:

Advanced TelCom Group, Inc.                  SCC Communications Corp.
Attn: Charlene Curry                         Attn: Chief Financial Officer
100 Stony Point Road, Suite 130              6285 Lookout Road
Santa Rosa, CA 95401                         Boulder, Colorado 80301

All notices or other communications shall be deemed effectively given: when delivered, if personally delivered; or three (3) days after mailing if mailed first class or certified or registered mail; or when received by the Party for which notice is intended if given in any other manner.

14.12    REMEDIES

         The rights and remedies provided herein shall be cumulative and, except as otherwise limited herein, in addition to any other remedies available at law or in equity.

14.13    NON-WAIVER

         No course of dealing or failure of either Party to enforce strictly any term, right, obligation, or provisions of this Agreement or to exercise any option provided hereunder shall be construed as a waiver of such provision.

14.14    SEVERABILITY

         If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and replaced by a valid and enforceable provision which so far as possible achieves the Parties' intent in agreeing to the original provision. The remaining provisions of the Agreement shall continue in full force and effect.

14.15    BINDING EFFECT

         This Agreement shall be binding on, and inure to the benefit of, the Parties and their respective successors and permitted assigns.



--------------------------------------------------------------------------------
Standard Contract                       23                            05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

                              15.      ENTIRE AGREEMENT

         This Agreement, when fully executed, together with any incorporated exhibits, constitutes the entire agreement between the parties and supersedes all promises and representations, if any, whether written or oral, between the Parties with respect to the subject matter hereof. No modification, amendment, supplement to, or waiver of this Agreement or any of its provisions, shall be binding upon the Parties unless made in writing and duly signed by an authorized representative of each Party.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.


SCC COMMUNICATIONS CORP.                     ADVANCED TELCOM GROUP, INC.

/s/ NANCY K. HAMILTON                        /s/ CURT WHEELING
------------------------------               ----------------------------------
Signature                                    Signature

Nancy K. Hamilton/CFO                        Curt Wheeling, Sr. VP
------------------------------               ----------------------------------
Printed Name and Title                       Printed Name and Title

5/20/99                                      5/15/99
------------------------------               ----------------------------------
Date                                         Date


      SCC
-----------------

  TAR    5/20/99
-----------------
Attorney Approval



--------------------------------------------------------------------------------
Standard Contract                       24                            05/14/99
--------------------------------------------------------------------------------
                         SCC PROPRIETARY & CONFIDENTIAL

                                     E9-1-1

                                 CLEARINGHOUSE

                                    SERVICES



                                    EXHIBIT A

                                STATEMENT OF WORK

                                   [SCC LOGO]

                               6285 LOOKOUT ROAD
                      BOULDER, COLORADO, U.S.A. 80301-3343
                                 (303) 581-5600

CONFIDENTIAL                                                           05/14/99

TABLE OF CONTENTS

INTRODUCTION ..................................................................1

PROJECT INITIATION ............................................................1

       Program Management .....................................................1
       9-1-1 Coordinator ......................................................2
       Service Planning Meetings ..............................................2
       Training ...............................................................2

SERVICE IMPLEMENTATION ........................................................3

       Data Communication .....................................................3
       Data Exchange Requirements .............................................3
       Initial Market Area Information Requirements ...........................3
       MSAG Data Management ...................................................4
       Methods & Procedures ...................................................4

DAILY OPERATIONS ..............................................................4

       Subscriber Record Updates (Service Order Input "SOI" File) .............4
       Error Processing .......................................................5
       Post-Processing Acknowledgment .........................................5
       Record Transactions and Handling .......................................6
       Data Processing Intervals ..............................................7
       Data Exchange ..........................................................7
       New Client Markets .....................................................7

MEASURING PERFORMANCE .........................................................8

       Performance Metrics ....................................................8
       Primary Metric 1 - Elapsed Time to Post Service Orders .................9
       Primary Metric 2 - Inbound Correctable Data Error Rates ................9
       Primary Metric 3 - Error Resolution by Class of Error ..................9
       Primary Metric 4 - Error Resolution Intervals .........................10
       Quarterly Alliance Performance Reviews ................................10
       Audits ................................................................11

CUSTOMER SUPPORT .............................................................12

       Introduction ..........................................................12
       Hours of Operation ....................................................12
       Overview of Support Plan Activities ...................................12
       Support Contact Procedures ............................................13
       Support Contact List ..................................................14
       Error Severity Levels & Correction Procedures .........................14
       SEVERITY LEVEL 1 ......................................................14
       SEVERITY LEVEL 2 ......................................................15
       Status & Reports ......................................................16
       Notification and Escalation Procedures ................................16

RESPONSIBILITIES OF THE PARTIES ..............................................17


--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                  ii

CONFIDENTIAL                                                           05/14/99

INTRODUCTION

          This Statement of Work, executed by SCC Communications Corp, is for delivery of E9-1-1 data management services.

          SCC will be Client's agent and single point of contact for E9-1-1 database management and for developing and maintaining the relationships necessary to provide the Client's customers optimum access to the 9-1-1 infrastructure. SCC will receive Service Order Input (SOI) records and validate them against the Master Street Address Guide (MSAG), correct records which are not MSAG valid, and distribute the SOI records for updates to the appropriate ALI Provider (such as an RBOC or other incumbent Independent Telephone Company).

PROJECT INITIATION

     PROGRAM MANAGEMENT

          SCC has designated a Program Manager to act as the primary interface between the two companies. Likewise, the Client will also designate a Program Manager to act as the primary interface between the two companies. The Program Managers shall be responsible for ensuring the successful achievement of project milestones as well as communicating project status within their respective organizations.

          The Program Managers shall work together to create an Implementation Plan within 30 days of contract signing. This Implementation Plan shall take into account key milestone dates to be achieved in the project. SCC will have responsibility for maintaining the Implementation Plan.

          SCC and the Client shall meet on a periodic basis either in person or through teleconferencing. Frequency of meetings shall be mutually agreed upon by the Program Managers. Each Party shall provide status on the work being performed in support of the Program. Mutually, the companies may elect to forego all or some of such meetings in lieu of periodic status reports.

          The Program Managers will maintain and distribute a list of key SCC and Client contacts (technical, operational, and managerial).

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                   1

CONFIDENTIAL                                                           05/14/99

     9-1-1 COORDINATOR

          Client will appoint a 9-1-1 Coordinator who will serve as the primary SCC interface for "daily operations". This person is responsible for working with SCC in reporting/verifying problems, reviewing/rectifying error reports and performing system administrative duties (on Client side) such as data backups, archives, etc. This person will have primary responsibility for understanding SCC/Client 9-1-1 data processing, Methods and Procedures, and will facilitate ongoing communications with SCC (e.g. Quarterly Reviews).

     SERVICE PLANNING MEETINGS

          During the early stages of the project, the Program Managers will work together to determine the appropriate planning, design, and requirements definition meetings to be held to ensure successful delivery of E9-1-1 data management services.

          These planning sessions will be held with the Client's appropriate technical and operational groups to ensure a solid understanding of SCC data exchange procedures/requirements and daily operations.

     TRAINING

          SCC will provide up to two (2) days of 9-1-1 training concurrently to up to ten (10) designated Client 9-1-1 Coordinator(s) for working with SCC (data exchange procedures, data processing procedures, new market entry procedures, escalation procedures, etc.) Training will be conducted at SCC's headquarters in Boulder, Colorado.

          Additional training requested by Client (e.g. training for remote facilities) will be provided by SCC on a time and materials basis. SCC shall provide estimated costs in advance of incurring any expenses on Client's behalf and subject to Client's approval.

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                   2

CONFIDENTIAL                                                           05/14/99

SERVICE IMPLEMENTATION

     DATA COMMUNICATION

          SCC will work with Client to determine the most appropriate method of electronic data communication. Depending on subscriber record volume, either Dedicated Circuit or Dial-Up connectivity may be selected.

          SCC and Client will establish a Primary and Secondary (Back-up) method of data communication. Typically, the Secondary method of data exchange will be Dial-Up connectivity (if Primary is Dedicated Circuit) or FAX (if Primary is Dial-Up). Data Communications requirements are detailed in SCC's "Data Exchange Guidelines" document.

          Client will bear data communications facilities costs from Client location to SCC. SCC will be responsible for identifying, and Client will be responsible for ordering, any required circuits and ensuring that the Program Managers are aware of any circuit installation and testing time requirements.

     DATA EXCHANGE REQUIREMENTS

          Data exchange requirements (Input and Output files with required data elements) are provided in SCC's "Data Exchange Guidelines" document detailing file specifications, service order process, data exchange requirements and file naming conventions.

     INITIAL MARKET AREA INFORMATION REQUIREMENTS

          Prior to initiating service in any market area, the Client agrees to provide SCC with the following:

          o Market Areas (counties/communities served; required for MSAG validation)

          o    Approximate number of TNs in each Market Area

          o    All assigned NPA/NXX's and their associated Communities

          o Letter of Agency that allows SCC to act on behalf of the Client to acquire MSAGs from host E9-1-1 database providers

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                   3

CONFIDENTIAL                                                           05/14/99

     MSAG DATA MANAGEMENT

          SCC will work with the appropriate ALI Provider to obtain current MSAGs for all service areas identified by the Client. SCC utilizes these MSAGs to validate subscriber addresses on Client SOI data records as "MSAG correct" before transmitting E9-1-1 database updates to the appropriate ALI provider. SCC will refresh and update these MSAGs on a quarterly basis and will provide MSAGs in a standardized electronic data format conforming to "SCC's Guidelines for Data Exchange."

     METHODS & PROCEDURES

          To ensure a high and consistent level of service, SCC has developed Methods and Procedures to assist Client and SCC when handling specific 9-1-1 data management activities. Methods and Procedures are developed as operational guidelines that identify the tasks, dependencies, and the responsibilities of all parties for the completion of specific activities.

          These Methods and Procedures will be reviewed with the Client's operations group during the early stages of the program.

          o    New Market Area Testing

          o    ANI/ALI Error Reporting & Resolution

          o    After Hours Problem Reporting

          o    Escalation Procedures

          o    Record Processing

          o    NPA Splits for ALECs

          o    Local Number Portability Data Processing

DAILY OPERATIONS

     SUBSCRIBER RECORD UPDATES (SERVICE ORDER INPUT "SOI" FILE)

          The largest volume of transactions processed by the NDSC fall into the category of subscriber record updates. These transactions are generated as a result of telephone customer requests for new telephone service or a change in their current service. Service Order Input "SOI" files are generated and transmitted to SCC's NDSC in NENA II format.

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                   4

CONFIDENTIAL                                                           05/14/99

          As SOI files are received by the NDSC, SOI records are processed on the Transaction Services System (TSS) and matched against the E9-1-1 reference databases (e.g. translation tables, MSAG, prefix tables, security tables, etc.). Valid SOI data is re-formatted into the appropriate format for distribution to the appropriate ALI Provider.

     ERROR PROCESSING

          SOI data not matching the specified and standardized parameters for valid E9-1-1 data fall out into a controlled, fully traceable error database in which errors are grouped based on date, type and area.

          SCC's standard practice is to correct only MSAG errors, i.e. "701" errors (House number out of range in MSAG) and "709" errors (Street not found in MSAG). These are the only errors for which SCC can access the appropriate data sources for accurate correction. These corrections are usually completed the same day of error notification.

          The Client will make every effort to supply error-free data to SCC. SCC will document the SCC action taken to correct MSAG errors in an ANNOTATED ERROR FILE (see "Data Exchange Guidelines" document). Annotated Error files are returned to Client within 24 hours of error detection (48 hours after SCC's receipt of SOI file). Client will be responsible for working with its end-user customers in resolving these errors. If there is a delay in the creation of the Annotated Error File, SCC will notify Client's 9-1-1 Coordinator.

     POST-PROCESSING ACKNOWLEDGMENT

          Once subscriber record update processing is complete, SCC returns Confirmation(s) and Statistics file(s) to the Client. The STATISTICS FILE contains the number of records received, the number of records processed without error, the number of records processed with errors, and the number of errors by type. The CONFIRMATIONS FILE contains a copy of each record sent to SCC as input (SOI file) in NENA II format. The Confirmations file contains an error/status field noting status of 9-1-1 data processing.

          Records sent to ALI Providers are sent in a single batch file to each Provider. SCC routes these records to the appropriate recipient based on the following categories:

          o    SCC NDSC TSS System for Ameritech

          o    SCC NDSC TSS System for US West

          o    SCC NDSC TSS System for BellSouth

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                   5

CONFIDENTIAL                                                           05/14/99

          o Other Non-SCC ALI Provider systems (e.g. Pacific Bell, Bell Atlantic, GTE, NYNEX, Sprint, Southwestern Bell, Cincinnati Bell, Rochester Telephone, SNET)

          Records for each TSS system are processed separately after being parsed and routed from the original batch file. Thus, SCC returns a Statistics file and a Confirmations file from each TSS system. These Statistics and Confirmation files are traceable to the original batch file by the matching sequence number contained in the file names.

          The Confirmation files returned by SCC contain the NENA II record which includes a status/error field. If errors occurred while validating the records against the MSAG, SCC populates the status/error field of the NENA II record along with the appropriate status/error code (see SCC's "Data Exchange Guidelines" document).

          When no error occurs, the status/error field will contain a "000" (triple zero-confirmation that the records were successfully entered into host ALI database) for records processed on NDSC E9-1-1 databases, and a "FWD" code (indicating the record validated against the MSAG and was successfully transmitted to the ALI Provider) for records transmitted to Non-NDSC E9-1-1 database providers.

     RECORD TRANSACTIONS AND HANDLING

          SCC will work with Client to determine the most appropriate method of electronic data communication. Depending on subscriber record volume, either Dedicated Circuit or Dial-Up connectivity may be selected.

          Under normal circumstances, error free records received electronically by 2:30pm MST, Monday through Friday are prepared and sent the same day to the host ALI provider using the standard data transmission procedures.

          THE FOLLOWING IS AN EXAMPLE OF A TRANSACTION:

          o    SCC receives SOI Records via a batch file in NENA II format

          o Records are processed on SCC's Transaction Services System and validated against the appropriate MSAG.

          o SCC produces a Statistics File and a Confirmation File with a "one to one" confirmation for every record sent in SOI file (status codes = "000", "FWD", or Error Code).

          o Records with MSAG-related ("701" & "709") errors are time stamped and placed into the Error Queue for analysis and correction by SCC Data Analyst Unit.

          o    SCC resolves MSAG-related ("701" & "709") errors if possible.

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                   6

CONFIDENTIAL                                                            05/14/99

          o SCC produces an Annotated Error File detailing the action taken by SCC to correct MSAG-related errors.

          o MSAG valid records are re-formatted per ALI Provider requirements and transmitted to ALI Provider per ALI Provider data processing windows.

          o    SCC archives daily Confirmation and Statistics Files.

     DATA PROCESSING INTERVALS

          With respect to non-facsimile, i.e., electronic file format; error-free transactions are processed within 24 hours of receipt. In regions where SCC maintains ALI records, error-free records are sent through SCC's TSS and updated in ALI within 24 hours, and for all other regions, SCC processes records against the appropriate MSAG in the TSS and prepares error-free records for transmission to the proper host LEC. In rare cases, routine processing may be suspended for special operations. These situations are coordinated in advance when possible. In any situation where data processing may be interrupted (e.g. Systems Maintenance, NPA Splits or Overlays), the Client's assigned 9-1-1 Coordinator will be notified. When known, SCC will provide Client with 72 hours advance notice.

     DATA EXCHANGE

          Except as otherwise provided herein regarding facsimile exchange of data during 1998, data (Input and Output files) will be exchanged per SCC's "Data Exchange Guidelines" document.

     NEW CLIENT MARKETS

          The Client shall provide SCC with a 45-day written notice for all prospective market entries. Client will also provide SCC with information as outlined in the "Initial Market Area Information Requirements" section of this Statement of Work.

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                   7

CONFIDENTIAL                                                            05/14/99

MEASURING PERFORMANCE

     PERFORMANCE METRICS

          SCC applies a set of standard performance metrics to measure the E9-1-1 data management services provided to Client. Performance Metrics are provided to Client once a minimum level of 5000 subscriber records are under SCC management and are being exchanged in electronic file format. SCC requires a 90-day period after initiation of data management services to establish the first "baseline" set of Metrics. Metrics reports are supplied to Client on a monthly basis.

          The Primary Performance Metrics are:

          o    Elapsed Time to Post Service Order Updates

          o    Inbound Correctable Data Error Rates

          o    Error Resolution Interval by Class of Error

          o    Client Error Resolution Intervals

          The Primary Metrics are reported on a variety of criteria. Listed below are the Primary Metrics and the breakdowns used for each metric. Additionally, measurable performance standards are shown. Measurable standards for service order processing, error resolution intervals and error frequencies by error type define benchmarks against which SCC is assessed.

                                PRIMARY PERFORMANCE METRICS
          -------------------------------------------------------------------------
                     METRIC TYPE                 STATISTICAL BREAKDOWNS POSSIBLE
          --------------------------------     ------------------------------------
                                               REGION   STATE   COMPANY   NPA   NXX
                                               ------   -----   -------   ---   ---
          1. Elapsed Time to Post Service
             Orders                              Yes     Yes      Yes     Yes   Yes

          2. Inbound Correctable Data Error
             Rates                               Yes     Yes      Yes     Yes   Yes

          3. Error Resolution Interval by
             Class                               Yes     Yes      Yes     Yes   Yes

          4. Client Error Resolution
             Intervals                           Yes     Yes      Yes     Yes   Yes

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                   8

CONFIDENTIAL                                                            05/14/99

     PRIMARY METRIC I - ELAPSED TIME TO POST SERVICE ORDERS

          Definition:

          This metric is the elapsed time from the initial receipt of a valid service order until that order is processed on TSS and is transmitted to the appropriate ALI Provider.

          Performance Standard:

          The elapsed time to post SOI updates is less than twenty-four (24) hours.

          Direct Measurement of Quality

          98% of all service orders received are processed on a SCC NDSC E9-1-1 database or are transmitted to the appropriate ALI Provider within 24 hours of receipt.

     PRIMARY METRIC 2 - INBOUND CORRECTABLE DATA ERROR RATES

          Definition:

          The number of correctable data errors received compared to the total number of records received.

          Performance Standard:

          The routine reports are broken down by source state. SCC retains data records to support error analysis by telephone service provider, NPA NXX, and entity. These reports are run monthly to support error reduction efforts.

          Direct Measurement of Quality

          Inbound correctable error rates will not exceed 10% of the total service orders processed for a given time period.

     PRIMARY METRIC 3 - ERROR RESOLUTION BY CLASS OF ERROR

          Definition:

          This metric is defined as the elapsed time from when SCC receives an errant service order until the order is corrected and processed on the Transaction Services System.

          Performance Standard:

          SCC reports the resolution interval for the six most common error types. Since both parties contribute to the error resolution interval, each party commits to an on-going effort to shorten the time intervals.

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                   9

CONFIDENTIAL                                                            05/14/99

          Direct Measurement of Quality

          The number of unresolved errors in any month are less than 0.2% of the total number of TNs in the database at the end of the month. Errors that cannot be resolved and are referred back to the Client for resolution are not included in this metric.

     PRIMARY METRIC 4 - ERROR RESOLUTION INTERVALS

          Definition:

          This metric is defined as the elapsed time from:

          a) When the Customer is notified of the existence of an uncorrectable error condition;

          b) Through the time when the Customer notifies SCC of the correct resolution to the problem.

          Performance Standard:

          Notification by SCC occurs within an average of 12 hours after identifying a problem requiring the Client's intervention. The Performance Standard for resolution of the problem shall be mutually agreed upon.

     QUARTERLY ALLIANCE PERFORMANCE REVIEWS

          While the Performance Metrics are reported to the appropriate personnel with a predefined frequency, the two companies will meet on a quarterly basis to formally review the performance of the alliance, end user customer feedback, upcoming major events, important industry trends, new government regulations, and the status of new product introduction plans. SCC will also present Client with process improvement recommendations intended to lower data errors and improve data quality.

          These review meetings shall alternate between SCC and the Client facilities (unless mutually agreed otherwise) and be attended by the appropriate operating management group of each company. The host company is responsible for the preparation of the agreed upon agenda.

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                  10

CONFIDENTIAL                                                            05/14/99

     AUDITS

          SCC maintains a copy of all TN records submitted by the service order process including an audit trail for every transaction record. SCC will perform annual reconciliations of Client source data with ALI data for data residing on SCC's systems (NDSC regions). For non-NDSC regions, SCC will perform annual reconciliations or audits when Client has received the commitment and timeframe from the non-NDSC LEC to deliver to SCC an ALI extract file of Client data. Client will be responsible for procurement costs for acquiring the extract file from non-NDSC LECs.

          As part of SCC's standard Clearinghouse Services, SCC performs a detailed reconciliation of 50% of all Client data each year (based on number of TNs under SCC management). Reconciliations are staged throughout the year (approximately 12.5% each quarter); all data to complete the audit cycle every two (2) years. Problematic errors identified by either SCC or Client may be subject to more frequent reconciliations based on mutual agreement to do so. SCC understands the importance of the reconciliation process and the benefits to the integrity of the 9-1-1 data that is derived and will work with the Client in the prioritization and scheduling of reconciliations.

          SCC will provide Client with copies of reconciliation reports at the completion of regional reconciliations. Reconciliation reports will contain the number of records processed, number of discrepancies by type, discrepancy resolution status by record (either corrected or referred to Client).

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                  11

CONFIDENTIAL                                                            05/14/99

CUSTOMER SUPPORT

     INTRODUCTION

          This support plan represents SCC's commitment to the ongoing support of the E9-1-1 Services being provided to Client and Client's customers. The following pages provide useful and important information for effective and efficient data management services support. This support plan includes:

               o an overview of SCC support plan activities

               o support contact procedures

               o assigned SCC points of contact

               o definitions of errors by severity level and correction
                 procedures

               o status reporting, and

               o notification and escalation procedures

     HOURS OF OPERATION

          SCC analysts provide data management services on a 12 hour (6:00 am to 6:00 pm MST) by 5 day (Monday through Friday) basis. For emergency situations occurring outside of the 12x5 work hours, SCC will provide 24 hour, seven days per week support services. The computer operations support staff are available at the NDSC facility around-the-clock for emergency services. NDSC management teams are also available via a nationwide radio pager network and supplemental staff are available in the event specialized services are required to respond to specific situations.

     OVERVIEW OF SUPPORT PLAN ACTIVITIES

          When 9-1-1 data problems arise, SCC provides prompt resolution assistance. For day to day data management and processing matters, the Client will always contact their designated SCC data analyst for problem resolution, communication and operational matters.

          The SCC data analyst is also the first point of contact for system or data communication problems that may be impacting the Client's ability to process service orders that occur within the normal workday. After business hours, critical problems as defined in the severity level descriptions below shall be reported to the NDSC Computer Operation's operator. The on-duty operator will assess the priority of the call, and when appropriate will page SCC personnel to request assistance for resolving an urgent problem.

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                  12

CONFIDENTIAL                                                            05/14/99

          If a problem is determined to be the responsibility of Client or Client's customer (Client network, PSAP network, CPE, etc.), SCC will provide any available information to assist in the resolution of the problem. SCC expects that Client will have the same resolution time commitment for Severity Level 1 and 2 problems as are stated in this support plan.

          In the event the Client experiences a critical problem that either prohibits the transfer of service orders, or requires a backup or alternate processing method to be invoked, SCC should be notified, following the support contact procedures outlined below.

     SUPPORT CONTACT PROCEDURES

          Support is available 24 hours/day, 7 days/week, for reporting network problems, data communication issues or emergency ALI queries. Client will designate a primary contact person for working with SCC (generally the 9-1-1 Coordinator) personnel on support matters.

          SCC will log the call, problem description, and other pertinent information. SCC's response will coincide with the severity level of the call. Every attempt will be made to answer questions and provide resolution when the call is received, however, call back situations may occur particularly after normal business hours.

                    Examples of emergency situations that are supported by computer operations staff, for NDSC provisioned systems, on a 24-hour basis include:

                      o Network hardware, circuit, or ALI link failure

                      o ALI node failure on both sides of the PSAP

                      o Emergency ALI queries during dual ALI node failure

                    Computer operations staff can complete ALI lookup requests for the NDSC provisioned ALI databases. ALI queries are handled after hours on an emergency and exception basis and in accordance to the operational procedures established by the ALI host provider.

          On non-NDSC systems, computer operators can conduct TSS queries on an exception and emergency basis. SCC recognizes that the need of providing this service is infrequent and whenever possible, the ALI database is the absolute preferred source for such inquires. SCC will provide our customers with the methods and procedures for requesting emergency ALI or TSS queries.

          SCC only provides the emergency ALI or TSS lookup services to SCC clients. PSAPs will not be given access to this service.

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                  13

CONFIDENTIAL                                                            05/14/99

     SUPPORT CONTACT LIST

                POINT OF CONTACT                            TELEPHONE NUMBER
       ---------------------------------                   ------------------
       Business Hours

       Data Analyst:                                         (303)    -
                    --------------------                          ---- ----
       Data Analyst:                                         (303)    -
                    --------------------                          ---- ----

       After Hours, Holidays and Weekends

       NDSC Computer Operations                              (303) 581-5782

     ERROR SEVERITY LEVELS & CORRECTION PROCEDURES

          SCC will correct errors and malfunctions in the service(s) that cause such service(s) either to be unavailable for use by Client or that materially fails to conform to the applicable specifications for such service(s) as described in the Client services agreement.

          Client may report errors to SCC either verbally or by written notice. Likewise, SCC may report errors detected by SCC personnel to Client either verbally or by written notice. If notice of the error is initially made verbally, the reporting party shall provide written notice (facsimile or electronic mail) within 24 hours of the initial verbal notification. Client shall use reasonable care to verify whether an error exists in, or is a result from, the service(s) prior to reporting such to SCC.

          The service(s) error correction procedures to be followed are dependent on the severity of the error as defined below. Each error severity level defines the actions that will be taken by SCC for Response Time, Resolution Time and Resolution Procedure.

     SEVERITY LEVEL 1

          DEFINITION: The E9-1-1 Database Services are severely and critically impaired, where major functions are completely inoperative and those major functions are critical to operation of the E9-1-1 Database Services.

          RESPONSE TIME: SCC will acknowledge the issue with a telephone conference call with Client within 30 minutes of Client's initial notification to SCC. SCC will notify Client of any service affecting errors within 30 minutes of the discovery of such errors

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                  14

CONFIDENTIAL                                                            05/14/99

          RESOLUTION TIME: SCC will apply all reasonable efforts to provide a resolution within 6 hours of the notification from Client. If resolution cannot be provided within 6 hours, SCC will initiate the internal escalation procedure within the 6-hour period to ensure resources are appropriately assigned for problem resolution efforts.

          RESOLUTION: SCC will correct the service or provide a procedure for Client to bypass or work around the error condition in order to continue operations. If a bypass procedure is utilized, SCC will provide Client an acceptable action plan for the development of the final error correction activity and SCC will continue error resolution activity until full service is restored to Client.

                    Examples of Severity Level 1 conditions:

                      o Critical network or data communications error on an SCC
                        system that prevents us from receiving service order files.

                      o TSS system failure that prohibits the processing of
                        service order files within the contractually defined response times.

     SEVERITY LEVEL 2

          DEFINITION: The E9-1-1 Database Services are impaired and some functions are not operating, but those functions are not mandatory or critical to the operation of the E911 Database Services.

          RESPONSE TIME: SCC will respond with a telephone conference call with Client within 6 business hours of Client's initial notification of problem or error.

          RESOLUTION TIME: SCC will provide resolution within 14 days of the notification.

                    Examples of Severity Level 2 conditions:

                      o Unexpected character in a returned confirmation record

                      o Inability to post return reports or files for electronic pick up by the customer.

                    RESOLUTION: SCC will correct the service or provide Client with a procedure to bypass or work around the error condition in order to continue operations. If a bypass procedure is utilized, SCC will provide Client an acceptable action plan for the development of the final error resolution and SCC will continue error resolution activity until full service is restored to Client.

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                  15

CONFIDENTIAL                                                            05/14/99

     STATUS & REPORTS

          SCC will provide verbal correction status reports on Severity Level 1 problems at intervals of not less than 4 hours to a designated Client representative. SCC shall provide verbal correction status reports on Severity Level 2 errors at intervals of not less than once per week to a designated Client representative.

          Client agrees to provide SCC, at the time of notification, all pertinent data requested by SCC to properly analyze an error condition. If SCC is unable to resolve the problem within the allotted resolution time due to a lack of data required to analyze the error condition, the internal Escalation Procedures defined below will be initiated. Client agrees to provide timely assistance if SCC requests additional information and data concerning the error condition.

          Each month, Client will provide SCC, not later than the 15th day of the relevant month, a list of Client's operating companies which report shall detail every NPA/NXX (area code and prefix) associated with each such company. Upon its receipt of such report in each such month, SCC will provide Client with a report reflecting the 9-1-1 record counts (access lines), breaking out the NPA/NXX's for each Client operating company. SCC shall attach its report to the monthly invoice rendered by SCC pursuant to Exhibit B.

     NOTIFICATION AND ESCALATION PROCEDURES

          SCC will provide Client with a notification document that includes a listing of key SCC employees by function, telephone numbers and 24-hour pager numbers. This information is provided to Client in case an extraordinary situation develops that requires immediate notification. The Client will provide SCC with a similar list of contact numbers for emergency situations. It is the responsibility of each party to update and publish these lists on a regular basis.

          In conjunction with the notification process, SCC will provide for escalation processes within the standard guidelines set forth in the Clearinghouse Services Methods and Procedures.

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                  16

CONFIDENTIAL                                                            05/14/99

RESPONSIBILITIES OF THE PARTIES

          TRANSPORT - NETWORK PLANNING
              Data Comm from Client to SCC ...........................SCC/Client
              Data Comm from SCC to ALI Provider .....................SCC/ALI Provider
              Liaison to SCC .........................................Client

          TRANSPORT - NETWORK SUPPORT
              Data Comm from Client to SCC ...........................Client
              Data Comm from SCC to ALI Provider .....................SCC/ALI Provider
              Problem Investigation ..................................SCC/ALI Provider/Client

          DATABASE SERVICES
              Provide Initial Subscriber Records .....................Client
              Provide Ongoing Updates to Subscriber Information ......Client
              Address Issues/MSAG ....................................SCC/ALI Provider
              Initial Database Creation ..............................SCC/ALI Provider
              Data Integrity .........................................SCC
              Database Maintenance ...................................SCC/ALI Provider/Client
              Error Correction .......................................SCC/ALI Provider/Client
              "No Record Found" Misroute Investigation ...............SCC/ALI Provider/Client
              Data Discrepancy Investigation .........................SCC
              Database Reconciliation ................................SCC

          OPERATIONS
              System/Application Security ............................SCC
              Computer Operations ....................................SCC
              Support Data Center Issues .............................SCC
              Perform Emergency Database Investigations ..............SCC/Client/ALI Provider

         ADMINISTRATION
              Public Relations .......................................Client/SCC
              Public Service Commission Interface ....................Client/SCC
              Subscriber Billing .....................................Client

--------------------------------------------------------------------------------
SCC - ATGI STATEMENT OF WORK                                                  17

                                     E9-1-1

                                  CLEARINGHOUSE

                                    SERVICES






                                   EXHIBIT B

                               PRICING & PAYMENT

                                     TERMS






                                   [SCC LOGO]

                               6285 Lookout Road
                      Boulder, Colorado, U.S.A. 80301-3343
                                 (303) 581-5600

ATGI CONFIDENTIAL

Exhibit B - Fees and Payment
--------------------------------------------------------------------------------
                                   EXHIBIT B

                           FEES AND PAYMENT SCHEDULE

Customer will pay SCC the following fees in the amounts and in the manner outlined below:

I. NON-RECURRING ENGINEERING FEE (NRE)

     A [*] NRE, if not already paid by Customer, is due within thirty (30) days after the Agreement is fully executed by the parties.

     This NRE is a one time charge to initiate the work related to engineering and implementation of Customer's Clearinghouse Services E9-1-1 solution described in Exhibit A. This NRE will not be charged on a per market basis for each market "roll-out." This NRE is non-refundable and payment is not dependent upon performance of the work associated therewith. The work items covered by this NRE are fully described in Exhibit A but include the following:

o MSAG data acquisition and build out

o Network Configuration, development of data exchange interfaces to Customer, hardware preparation and installation

o Primary and Secondary data exchange connectivity configurations

o File transfer testing and integration testing

o System configuration to support Local Number Portability processing

II. MONTHLY BASE SERVICE FEE (MBF) PER BASE RECORD PER MONTH

Total Number of Actual Base Records                        Fee
-----------------------------------          -------------------------------
       [*]                                   [*]
       [*]                                   [*]
       [*]                                   [*]
       [*]                                   [*]
       [*]                                   [*]
       [*]                                   [*]

     This ongoing MBF covers the costs of maintaining Customer's Base Records. MBFs are invoiced in arrears on a monthly, per Base Record basis, on or about the 1st day of each month. Payment of such invoices are due thirty (30) days from the date stated on the relevant invoice. MBFs will begin to accrue in the first month in which Customer's E911 data is converted to SCC and SCC begins accepting and managing live E911 data on behalf of Customer; however, if such date occurs after the tenth (10th) day of such first month, MBFs will begin to accrue as of the next month.


--------------------
[*] Information redacted pursuant to a confidential treatment request throughout this exhibit.



--------------------------------------------------------------------------------
CUSTOMER - EXHIBIT B                PAGE B-1                             5/14/99
                                  CONFIDENTIAL

                                     E9-1-1

                                  CLEARINGHOUSE

                                    SERVICES






                                   EXHIBIT C

                               MODIFICATION ORDER







                                   [SCC LOGO]

                               6285 Lookout Road
                      Boulder, Colorado, U.S.A. 80301-3343
                                 (303) 581-5600

ATGI                                                                CONFIDENTIAL

                                                  EXHIBIT C - MODIFICATION ORDER
--------------------------------------------------------------------------------
                         EXHIBIT C - MODIFICATION ORDER

NEW SERVICES - PRODUCT NAME:

-----------------------------------------

PRODUCT DESCRIPTION:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IMPLEMENTATION PLAN (Attached to this Add-On Order)

ANTICIPATED DATE OF SERVICE START:

--------------------------------------------------------------------------------

NON-RECURRING CHARGES - DESCRIPTION AND AMOUNT:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

RECURRING CHARGES AND EFFECTIVE DATE:

--------------------------------------------------------------------------------

This Add-On Order shall be included as Addendum # _____ to the 9-1-1 Services Agreement.

CUSTOMER, INC.                               SCC COMMUNICATIONS CORP.


---------------------------------            -----------------------------------
Signature                                    Signature


---------------------------------            -----------------------------------
Name/Title                                   Name/Title


---------------------------------            -----------------------------------
Date                                         Date


--------------------------------------------------------------------------------
EXHIBIT C                           PAGE C-1                             5/14/99

                                     E9-1-1

                                  CLEARINGHOUSE

                                    SERVICES






                                   EXHIBIT D

                              ESCALATION PROCEDURES







                                   [SCC LOGO]

                               6285 Lookout Road
                      Boulder, Colorado, U.S.A. 80301-3343
                                 (303) 581-5600

ATGI                                                                         SCC
PROPRIETARY - USE PURSUANT TO INSTRUCTIONS

                        EXHIBIT D - ESCALATION PROCEDURES

                   SCC COMMUNICATIONS CLEARINGHOUSE SERVICES

These escalation procedures are intended as a guideline for ensuring problems are addressed and resolved in a timely fashion. SCC appreciates Client's cooperation in abiding by these guidelines.

CLIENT - PROCEDURE

     1. Client personnel reports a problem to the SCC Clearinghouse Services Analyst, relaying pertinent information for initial analysis.

     2. Depending on the nature of the problem, it may require up to 24 hours to resolve the problem. Problem resolution may require more than 24 hours if resolution depends on other agencies such as the host ALI database provider or county coordinator. Client personnel continue to monitor the trouble and provide additional information necessary for resolution.

     3. If Client does not receive response to --or- resolution of a severity level 1 or 2 problem within the times specified in the Statement of Work, the Client may invoke escalation procedures.

          o Client invokes escalation procedures by contacting the Clearinghouse Services Supervisor.

          o If Clearinghouse Services Supervisor does not respond or provide resolution to problem within 4 hours, Client may escalate to Clearinghouse Services Manager.

          o If Clearinghouse Services Manager does not respond or provide resolution to problem within 24 hours, Client may escalate to Vice President, NDSC Operations.

ESCALATION CONTACT LIST

The following Clearinghouse Services Escalation list can be used for any issues requiring immediate action.

                                                                 Telephone Number  Pager
                                                                 -------------------------------------------
1st Tier       Assigned Analyst    Clearinghouse Analyst         303-581-XXXX
               Assigned Analyst    Clearinghouse Analyst         303-581-XXXX

2nd Tier       Susie Anderson      Clearinghouse Supervisor      303-581-5618   800-724-3722   Pin #911-0048

3rd Tier       Teri Depuy          Director, Data Operations     303-581-5621   800-724-3722   Pin #911-0003
               Keith Collins       Account Manager               303-581-6088   800-724-3722   Pin #911-0084

4th Tier       Mike Wright         VP NDSC Operations            303-581-5624   800-724-3722   Pin #911-0051

The 24 hour Service Center Emergency Number is 303-581-5782. This number should be used outside of normal business hours. The Service Center will log the call and other pertinent information, and notify the appropriate Clearinghouse Services personnel. Every attempt will be made to answer questions and provide resolution when the call is received, however, call back situations may occur.


CUSTOMER, EXHIBIT D                 PAGE D-1                             5/14/99

                                     E9-1-1

                                  CLEARINGHOUSE

                                    SERVICES






                                   EXHIBIT E

                                LETTER OF AGENCY







                                   [SCC LOGO]

                               6285 Lookout Road
                      Boulder, Colorado, U.S.A. 80301-3343
                                 (303) 581-5600

                                   EXHIBIT E

                                LETTER OF AGENCY

     This Letter Of Agency made this 22nd day of March, 1999, and is by and between SCC Communications Corp. a Delaware Corporation having its principal offices located at 6285 Lookout Road, Boulder, Colorado 80301 and Advanced TelCom Group, Inc. ("ATG"), a commercial business enterprise having its principal offices located at 100 Stony Point Road, Suite 130, Santa Rosa, California 95401.

     ATG hereby authorizes SCC Communications Corp. to act on its behalf for its use and benefit according to the following instructions:

1. SCC Communications Corp. has agreed to provide certain 911 database coordination services ("Services" or the "Service") for ATG. SCC's authority to provide these services is granted by the provisions in the parties Services Agreement. In order for SCC Communications Corp. to perform such Services, ATG grants to SCC Communications Corp. the authority to ask for and request maintaining ATG's rights to the Telephone Subscriber Information, Master Street Address Guide (MSAG) Information, and daily telephone company service order update activity used for the purpose of responding to requests for emergency services for the Local Exchange Provider (LEC) and Emergency Service Provider. Subscriber information includes, but is not limited to, the collection of names, addresses, and telephone numbers (whether published, non-published, listed, or non-listed) for customers of the LEC and Emergency Service Provider, and any other information associated with and/or supporting the MSAG data for ATG's customers.

2. SCC Communications Corp. has the authority to procure, receive and collect from the LEC, the Subscriber Information, and MSAG Information available by law to ATG for the purpose of providing the E9-1-1 Services. Except as provided that in paragraph 5.6 of the parties' Service Agreement, SCC Communications Corp. is responsible for all costs associated with such procurement.

3. SCC Communications Corp. has the authority, on ATG's behalf and as granted by the provisions specifically provided in the parties' Service Agreement, to acquire, maintain, and manage the Subscriber Information and MSAG Information available by law to ATG for the purpose of performing the Services pursuant to and limited by the provisions of the Services Agreement to which this letter of agency relates.

4. SCC Communications Corp. hereby agrees to perform its duties hereunder in a diligent manner, and it is understood by SCC Communications Corp. that ATG may revoke this letter of agency at any time upon the providing written notice. This authorization shall remain in force and effect until written notice of revocation is executed by ATG or by termination of the Services Agreement to which this letter of agency relates.

SCC COMMUNICATIONS CORP.                     ADVANCED TELCOM GROUP, INC.:


/s/ GEORGE SCHULZE                           /s/ DANIEL L. CRUZ
-----------------------------------          -----------------------------------
Signed                                       Signed


    George Schulze                               Daniel L. Cruz
-----------------------------------          -----------------------------------
By                                           By


    VP Sales                                     VP and Chief Systems Officer
-----------------------------------          -----------------------------------
Title                                        Title

               SCC
        -----------------
           TAR 3/22/99
        -----------------
        ATTORNEY APPROVAL

--------------------------------------------------------------------------------
                            CUSTOMER/SCC PROPRIETARY
                        Use pursuant to SCC Instructions